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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in CFX Corporation's December 31, 1997 Annual Report on Form 10-K of our report dated January 22, 1996, relating to the consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1995 annual report on Form 10-KSB of The Safety Fund Corporation.




                                                 /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 27, 1998





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in CFX Corporation's December 31, 1997 Annual Report on Form 10-K of our report dated January 22, 1997, relating to the consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1996 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995, and for each years in the three year period ended June 30, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Community Bankshares, Inc.




                                                 /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
March 27, 1998